Registration No. 333-
                                                                         -------

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                         HUTTIG BUILDING PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     43-0334550
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)



   LAKEVIEW CENTER, SUITE 400
   14500 SOUTH OUTER FORTY ROAD
   CHESTERFIELD, MISSOURI                                  63017
   (Address of principal executive offices)             (Zip Code)


   HUTTIG BUILDING PRODUCTS, INC. NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
                            (Full title of the plan)


                               GREGORY D. LAMBERT
     CHIEF FINANCIAL OFFICER, VICE PRESIDENT - ADMINISTRATION AND SECRETARY
                         HUTTIG BUILDING PRODUCTS, INC.
                           LAKEVIEW CENTER, SUITE 400
                          14500 SOUTH OUTER FORTY ROAD
                          CHESTERFIELD, MISSOURI 63017
                     (Name and address of agent for service)

                                 (314) 216-2600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
  TITLE OF                          PROPOSED         PROPOSED         AMOUNT OF
SECURITIES TO     AMOUNT TO BE       MAXIMUM          MAXIMUM       REGISTRATION
BE REGISTERED      REGISTERED     OFFERING PRICE     AGGREGATE          FEE
                                    PER SHARE      OFFERING PRICE
================================================================================

Common Stock,       100,000        $5.0625 (2)        $506,250        $133.65
par value          shares(1)
$0.01 per share
================================================================================
      (1) This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low "when-issued" trading prices for the Registrant's Common Stock on December 8, 1999, as reported on the New York Stock Exchange Composite Tape.
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

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following document filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), is incorporated by reference into this Registration Statement:

      The registration statement on Form 10 (File No. 1-15313), as amended. The description of the Registrant's Common Stock is contained in the Form 10 under the heading "Description of Huttig Capital Stock."

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Huttig Building Products, Inc. Non-Employee Director Restricted Stock Plan meeting the requirements of Section 10(a) of the Securities Act.


    ITEM 4. DESCRIPTION OF SECURITIES.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


    ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.


    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Delaware General Corporation Law (the "DGCL") permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. The Company's Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which the director derived an improper personal benefit.



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


      The Company's By-laws provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Section 145 of the DGCL authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The  Company  has  entered  into   indemnification  agreements  with   its
    directors and certain executive officers, and also maintains insurance for the benefit of its officers and directors.


    ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      None.


    ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION
    -----------                     -----------

      4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10, as amended, initially filed on September 21, 1999 (File No. 1-15313)).

      4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10, as amended, initially filed on September 21, 1999 (File No. 1-15313)).

      4.3 Rights Agreement dated December 6, 1999 between the Registrant and the rights agent named therein (incorporated by reference to Exhibit 4.2 to the Registrant's Form 10, as amended, initially filed on September 21, 1999 (File No. 1-15313)).

      5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being


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


                  registered hereunder (filed herewith).

      23.1        Consent of Deloitte & Touche LLP (filed herewith).

      23.2        Consent of PricewaterhouseCoopers LLP (filed herewith).

      23.3        Consent of Ernst & Young LLP (filed herewith).

      23.4 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

      ITEM 9.  UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or


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

      otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, the State of Missouri, on this 6th day of December, 1999.


                                          HUTTIG BUILDING PRODUCTS, INC.


                                          By: /s/ Barry J. Kulpa
                                             ----------------------------------
                                          Barry J. Kulpa
                                          President and Chief Executive Officer

      We, the undersigned directors and officers of Huttig Building Products, Inc., do hereby constitute and appoint Barry J. Kulpa and Gregory D. Lambert, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities
    indicated   below,   any  and  all  amendments   (including   post-effective
    amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


        SIGNATURE                   CAPACITY                      DATE
        ---------                   --------                      ----

 /s/ R. S. Evans             Chairman and Director              December 6, 1999
 -------------------------
 R.S. Evans

 /s/ Barry J. Kulpa          President and Chief                December 6, 1999
 -------------------------   Executive Officer (Principal
 Barry J. Kulpa              Executive Officer) and Director


 /s/ Gregory D. Lambert      Chief Financial Officer and        December 6, 1999
 -------------------------   Vice President - Administration
 Gregory D. Lambert          (Principal Financial Officer)


 /s/ David Dean              Controller (Principal              December 6, 1999
 -------------------------   Accounting Officer)
 David Dean




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

        SIGNATURE                   CAPACITY                      DATE
        ---------                   --------                      ----

 /s/ E. Thayer Bigelow, Jr.     Director                        December 7, 1999
 --------------------------
 E. Thayer Bigelow, Jr.


 /s/ Richard S. Forte           Director                        December 8, 1999
 -------------------------
 Richard S. Forte


 /s/ Dorsey R. Gardner          Director                        December 7, 1999
 -------------------------
 Dorsey R. Gardner


 /s/ James L. L. Tullis         Director                        December 7, 1999
 -------------------------
 James L. L. Tullis






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

                                  EXHIBIT INDEX

 EXHIBIT NO.                DESCRIPTION
 -----------                -----------

     4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10, as amended, initially filed on September 21, 1999 (File No. 1-15313)).

     4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10, as amended, initially filed on September 21, 1999 (File No. 1-15313)).

     4.3 Rights Agreement dated December 6, 1999 between the Registrant and the rights agent named therein (incorporated by reference to Exhibit 4.2 to the Registrant's Form 10, as amended, initially filed on September 21, 1999 (File No. 1-15313)).

     5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

     23.1       Consent of Deloitte & Touche LLP.

     23.2       Consent of PricewaterhouseCoopers LLP.

     23.3       Consent of Ernst & Young LLP.

     23.4 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).








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